UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 1, 2021

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition
On May 5, 2021, GoDaddy Inc. (the "Company") issued a press release and will hold a conference call announcing its financial results for the quarter ended March 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
GoDaddy Inc. refers to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of Chief Financial Officer
On May 1, 2021, the board of directors of the Company (the "Board") appointed Mark D. McCaffrey to serve as the Company’s Chief Financial Officer and principal financial officer, effective June 2, 2021 (the "CFO Effective Date"). Mr. Winborne will continue to serve as the Company’s Chief Financial Officer and principal financial officer until the CFO Effective Date.
On May 1, 2021, the Company and certain of its affiliates entered into an employment letter with Mr. McCaffrey, effective as of the CFO Effective Date (the "McCaffrey Employment Letter"). The McCaffrey Employment Letter does not have a specific term and provides that Mr. McCaffrey’s employment will be at-will. The McCaffrey Employment Letter provides Mr. McCaffrey with an annual base salary of $525,000 and an opportunity to earn an annual incentive bonus of 80% of his base salary, which will be pro-rated for fiscal 2021 beginning on the CFO Effective Date. In addition, Mr. McCaffrey will receive a signing bonus of $250,000, payable in the first pay period after the CFO Effective Date. If his employment ends within one year of the CFO Effective Date as a result of a termination of his employment for cause or his resignation without good reason (both terms as defined in the McCaffrey Employment Letter), he will be required to return a pro-rated portion of the net-after tax amount of the signing bonus, as determined in accordance with the McCaffrey Employment Letter.
Pursuant to the McCaffrey Employment Letter, and subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan (the "Plan") and the applicable forms and awards thereunder, the Board approved the grant to Mr. McCaffrey of the following equity awards, all with a grant date of the CFO Effective Date (the "CFO Grant Date") with an aggregate target value of $8,000,000: (i) time-based restricted stock units ("RSUs") with an aggregate value equal to $2,000,000, with vesting of (a) 30% on the first day of the month following the first anniversary of the CFO Grant Date (the "McCaffrey Initial RSU Vesting Date"), (b) 7.5% on the quarterly anniversary of the McCaffrey Initial RSU Vesting Date for each of the next four quarters and (c) 5% on each quarterly anniversary thereafter for each of the next eight quarters; (ii) performance-based restricted stock units ("PRSUs") with an aggregate target value equal to $2,000,000, which PRSUs vest based on the level of achievement of the relative total shareholder return of a share of the Company’s Class A common stock (each, a "Share") as compared to those companies that comprise the NASDAQ Internet Index (or any successor index) at the beginning of the performance period that commenced on January 1, 2021 and will end on December 31, 2023 (or earlier in connection with a "change in control" (as defined in the Plan)) with the payout between 50% of the target number of PRSUs subject to the award for achievement of at least the 25th percentile and 100% of the target number of PRSUs subject to the award for achievement of at least the 50th percentile, up to a maximum of 200% of the target number of PRSUs subject to the award for achievement of at least the 85th percentile, following certification by the Board or compensation committee (in either case, the "Committee") of the Company’s performance results; and (iii) time-based RSUs with an aggregate value equal to $4,000,000, with vesting of (a) 25% of the RSUs on the first day of the month following the 6-month anniversary of the CFO Effective Date (the "McCaffrey Additional Equity Award Initial Vesting Date"), and (b) 25% of the RSUs on the semi-annual anniversary of the McCaffrey Additional Equity Award Initial Vesting Date for each of the next 3 semi-annual anniversaries thereafter. All vesting is subject to Mr. McCaffrey remaining a Service Provider (as defined in the Plan) through each applicable vesting date, except as otherwise set forth in the McCaffrey Severance Agreement, as discussed below. The number of Shares subject to each of the awards described in this paragraph is calculated by dividing the value of the applicable proposed RSU or PRSU award by the 30-trading day volume weighted average price as of the last trading day of the month prior to the CFO Effective Date.

Beginning in fiscal year 2022 and continuing for each fiscal year thereafter during his employment term, Mr. McCaffrey will be eligible to receive an annual focal equity award subject to the approval of the Committee.
Mr. McCaffrey, the Company, and certain of its affiliates entered into a change in control and severance agreement on the Company’s form, as described in the "Adoption of the Change in Control and Severance Agreement Form" discussion below (the "McCaffrey Severance Agreement"). The McCaffrey Severance Agreement will be effective as of the CFO Effective Date.
Mr. McCaffrey previously worked at PricewaterhouseCoopers LLP ("PwC"), a professional services firm, for 26 years, including as a partner since July 2000. Most recently, Mr. McCaffrey served as PwC’s US Technology, Media and Telecommunications Leader. Mr. McCaffrey holds a B.B.A. degree in accounting from Pace University.
Effective upon his appointment as Chief Financial Officer of the Company, Mr. McCaffrey will be designated as an "officer" as such term is used within the meaning of Section 16 of the Exchange Act.
Mr. McCaffrey will execute the Company’s standard form of indemnification agreement prior to the CFO Effective Date, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.
The summary of the McCaffrey Employment Letter set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the McCaffrey Employment Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.
(c) Appointment of Chief Legal Officer
On May 1, 2021, the Board appointed Michele Lau to serve as the Company’s Chief Legal Officer, effective July 12, 2021 (the "CLO Effective Date").
The Company and certain of its affiliates entered into an employment letter with Ms. Lau, effective as of July 12, 2021 (the "Lau Employment Letter"). The Lau Employment Letter does not have a specific term and provides that Ms. Lau’s employment will be at-will. The Lau Employment Letter provides Ms. Lau with an annual base salary of $475,000 and an opportunity to earn an annual incentive bonus of 70% of her base salary, which will be pro-rated for fiscal 2021 beginning on the CLO Effective Date. In addition, Ms. Lau will receive a relocation bonus of $100,000 (grossed up for applicable taxes).
Pursuant to the Lau Employment Letter, and subject to the terms and conditions of the Plan and the applicable forms and awards thereunder, the Board approved the grant to Ms. Lau of the following equity awards, all with a grant date of CLO Effective Date (the "CLO Grant Date") with an aggregate target value of $5,500,000: (i) time-based RSUs with an aggregate value equal to $1,250,000, with vesting of (a) 30% on the first day of the month following the first anniversary of the CLO Grant Date (the "Lau Initial RSU Vesting Date"), (b) 7.5% on the quarterly anniversary of the Initial RSU Vesting Date for each of the next four quarters and (c) 5% on each quarterly anniversary thereafter for each of the next eight quarters; (ii) PRSUs with an aggregate target value equal to $1,250,000, which PRSUs vest based on the level of achievement of the relative total shareholder return of a Share as compared to those companies that comprise the NASDAQ Internet Index (or any successor index) at the beginning of the performance period that commenced on January 1, 2021 and will end on December 31, 2023 (or earlier in connection with a "change in control" (as defined in the Plan)) with the payout between 50% of the target number of PRSUs subject to the award for achievement of at least the 25th percentile and 100% of the target number of PRSUs subject to the award for achievement of at least the 50th percentile, up to a maximum of 200% of the target number of PRSUs subject to the award for achievement of at least the 85th percentile, following the Committee’s certification of the Company’s performance results; and (iii) time-based RSUs with an aggregate value equal to $3,000,000, with vesting of (a) 50% of the RSUs on the first day of the month following the 1-year anniversary of the CLO Effective Date (the "Lau Additional Equity Award Initial Vesting Date"), and (b) 50% of the RSUs on the 1-year anniversary of the Lau Additional Equity Award Initial Vesting Date. All vesting is subject to Ms. Lau remaining a Service Provider through each applicable vesting date, except as otherwise set forth in the Lau Severance Agreement, as described below. The number of Shares subject to each of the awards described in this paragraph is calculated by dividing the value of the applicable proposed RSU or PRSU award by the 30-trading day volume weighted average price as of the last trading day of the month prior to the CLO Effective Date.
Beginning in fiscal year 2022 and continuing for each fiscal year thereafter during her employment term, Ms. Lau will be eligible to receive an annual focal equity award subject to the approval of the Committee.

Ms. Lau, the Company, and certain of its affiliates entered into a change in control and severance agreement on the Company’s form, as described in the "Adoption of the Change in Control and Severance Agreement Form" discussion below (the "Lau Severance Agreement"). The Lau Severance Agreement will be effective as of the CLO Effective Date.
Ms. Lau previously served in various roles at McKesson Corporation, a health care company, since April 2008, most recently as the Associate General Counsel, Senior Vice President and Corporate Secretary. Ms. Lau holds a B.A degree in East Asian studies from Wesleyan University and a J.D. from Cornell Law School.
Effective upon her appointment as Chief Legal Officer of the Company, Ms. Lau will be designated as an "officer" as such term is used within the meaning of Section 16 of the Exchange Act.
Ms. Lau will execute the Company’s standard form of indemnification agreement prior to the CLO Effective Date, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.
The summary of the Lau Employment Letter set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Lau Employment Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.
(e) Adoption of Change in Control and Severance Agreement Form
On May 1, 2021, the Board adopted a form of change in control and severance agreement for certain executive officers and other key employees of the Company and its affiliates who are designated by the Committee. The change in control and severance agreement form provides for certain severance and change in control benefits described below. Each of Mr. McCaffrey and Ms. Lau have executed a change in control and severance agreement on the approved form, as described above.
The change in control and severance agreement form provides for an initial three-year term from the effective date and will renew automatically for additional one-year terms unless a party provides the other parties with written notice of nonrenewal at least 90 days prior to the date of automatic renewal.
If the executive’s employment is terminated other than for "cause," death, or "disability" or the executive resigns for "good reason" (as such terms are defined in the change in control and severance agreement), in either case, outside the Change in Control Period (as defined below), the executive will be eligible to receive the following payments and benefits:
•a lump-sum payment equal to 100% of annual base salary as of immediately before the executive’s termination (or if the termination is due to a resignation for good reason based on a material reduction or series of reductions, as applicable, in base salary, then as of immediately before such reduction or series of reductions, as applicable); and
•a lump-sum payment equal to an amount sufficient on an after-tax basis to pay the total amount of premiums for coverage under COBRA for the executive and executive’s eligible dependents, if any, at the rates then in effect, for a period 12 months from the date of the executive’s termination.
If, within the three-month period before or after the 18-month period following a change in control (such period, the "Change in Control Period"), the executive’s employment is terminated other than for cause, death, or disability or the executive resigns for good reason (as defined in the change in control and severance agreement), the executive will be entitled to the following benefits:
•a lump-sum payment equal to 100% of annual base salary as of immediately before the executive’s termination (or if the termination is due to a resignation for good reason based on a material reduction or series of reductions, as applicable, in base salary, then as of immediately before such reduction or series of reductions, as applicable) or, if greater, the level in effect immediately prior to the change in control;
•a lump-sum payment equal to 100% of the executive’s target annual bonus as in effect for the fiscal year in which the termination occurs;
•a lump-sum payment equal to an amount sufficient on an after-tax basis to pay the total amount of premiums for coverage under COBRA for the executive and executive’s eligible dependents, if any, at the rates then in effect, for a period 12 months from the date of the executive’s termination; and

•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the applicable award agreement, all performance goals or other vesting criteria will be deemed achieved at the greater of target or actual performance. In the event that outstanding equity awards are not assumed or substituted for with awards that maintain the same intrinsic value that they had as of immediately prior to a change in control, such outstanding equity awards shall vest in full as of immediately prior to such change in control such that the executive will receive payment of the full value thereof, or, to the extent applicable, the reasonable opportunity to exercise any such awards in advance of the closing of the change in control.
If the executive’s employment terminates by reason of death or disability, the executive would receive a lump sum cash severance payment equal to a pro-rated amount of the actual annual cash bonus for the year of termination that would be earned based on achievement of performance criteria if the executive had remained employed through the full fiscal year in which the termination of employment occurred.
The receipt of the payments and benefits above is conditioned on the executive timely signing and not revoking a release of claims, compliance with the executive’s confidentiality agreement and non-disparagement terms in the change in control and severance agreement, returning all documents and property, and resigning from all officer and director positions.
In addition, if any of the payments or benefits provided for under a change in control and severance agreement or otherwise payable to an executive would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The change in control and severance agreement form does not require the Company to provide any tax gross-up payments to any executive.
The summary of the change in control and severance agreement form set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the form of change in control and severance agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.
Item 7.01    Regulation F-D Disclosure
On May 5, 2021, the Company issued a press release entitled "GoDaddy Appoints Michele Lau Chief Legal Officer and Mark McCaffrey Chief Financial Officer." A copy of this press release is furnished as Exhibit 99.2.
The information set forth under this item 7.01, including Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1+#	Offer Letter between GoDaddy.com, LLC and Mark McCaffrey, dated May 1, 2021
10.2+#	Offer Letter between GoDaddy.com, LLC and Michele Lau, dated May 1, 2021
10.3+	Form of Change in Control and Severance Agreement dated May 1, 2021
99.1	Press release of GoDaddy Inc. dated May 5, 2021
99.2	Press release of GoDaddy Inc. titled "GoDaddy Appoints Michele Lau Chief Legal Officer and Mark McCaffrey Chief Financial Officer"
+ Indicates management contract or compensatory plan or arrangement.
# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	May 5, 2021	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer